UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2024

Arboretum Silverleaf Income Fund, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-211626	81-1184858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Arboretum Drive, Suite 105 Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 294-1420

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 6, 2024, Arboretum Silverleaf Income Fund, L.P. (the “Partnership”), finalized discussions with its independent registered public accounting firm, Baker Tilly US, LLP (“Baker Tilly”) that it was resigning its engagement with the Partnership. Those charged with governance of the Partnership did not take part in Baker Tilly’s decision to resign. The Partnership is in the process of selecting a new independent registered public accounting public firm.

Baker Tilly’s report on the Partnership’s financial statements for the fiscal years ended December 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Partnership’s fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through the date of this Current Report on Form 8-K, there were no i) “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Baker Tilly’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company; and (ii) “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Partnership has provided Baker Tilly with a copy of the disclosures it is making in this Form 8-K and requested that Baker Tilly furnish the Company a letter addressed to the United States Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements. A copy Baker Tilly’s letter, dated February 12, 2024, is filed as Exhibit 16.1 to this Form 8-K.

Item	Description
16.1	Baker Tilly Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2024	Arboretum Silverleaf Income Fund, L.P.

By:	/s/ Joshua Yifat
Joshua Yifat
Chief Financial Officer